Exhibit 23(3)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the use of our report dated September 13, 2000 on the financial statements of Michigan City Savings and Loan Association (the "Association") and to the reference made to us under the caption "Experts" in the Application of Conversion filed by the Association with the Office of Thrift Supervision and in the Registration Statement on Form SB-2 filed by City Savings Financial Corporation with the United States Securities and Exchange Commission.

Parkison & Hinton, Inc., P.C.


/s/ Parkison & Hinton
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LaPorte, Indiana
September 21, 2001